ABRAXAS PETROLEUM CORPORATION
www.abraxaspetroleum.com
Exhibit 99.1

NEWS RELEASE

Abraxas Reports Third Quarter 2008 Results

SAN ANTONIO (November 10, 2008) – Abraxas Petroleum Corporation (NASDAQ:AXAS) today reported financial and operating results for the three and nine months ended September 30, 2008 and provided an operational update.

Herein, we refer to Abraxas Petroleum Corporation and its subsidiaries as “Abraxas Petroleum” or “AXAS” and Abraxas Energy Partners, L.P. and its subsidiaries as “Abraxas Energy”, “AXLP” or the “Partnership.”

On a stand-alone basis for Abraxas Petroleum (which exclude the results of Abraxas Energy), the three months ended September 30, 2008 resulted in:
•	Production of 60.6 MBoe (658 Boepd);
•	Revenue of $4.9 million ($7.3 million including cash distributions);
•	EBITDA(a) of $2.7 million ($5.1 million including cash distributions);
•	Cash flow(a) of $2.7 million ($5.0 million including cash distributions); and
•	Net income of $1.5 million, or $0.03 per share ($3.9 million including cash distributions, or $0.08 per share).

For financial reporting purposes, results are consolidated and include Abraxas Petroleum and Abraxas Energy.  Abraxas Petroleum owns 47% of the Partnership and records minority interest for the portion that it does not own.  On a consolidated basis, the three months ended September 30, 2008 resulted in:
•	Production of 417.0 MBoe (4,532 Boepd);
•	Revenue of $29.2 million;
•	EBITDA(a) of $20.1 million;
•	Cash flow(a) of $17.6 million;
•	Net income of $70.8 million, or $1.44 per share; and
•
Adjusted net income of $2.8 million, or $0.06 per share, excluding the non-minority interest share of the non-cash change in derivative fair value in the amount of $39.7 million and the gain attributable to the minority interest loss that exceeded the minority interest equity capital in the Partnership in Q2 2008 the amount of $28.2 million.

(a)	See reconciliation of non-GAAP financial measures below.

18803 Meisner Drive
San Antonio, Texas 78258
Phone: 210.490.4788    Fax: 210.918.6675

On a consolidated basis, adjusted net income, excluding the non-cash change in derivative fair value and the gain associated with the minority interest loss in Q2 2008, for the quarter ended September 30, 2008 was $2.8 million, or $0.06 per share, compared to adjusted net income, excluding the non-cash change in derivative fair value, of $2.7 million or $0.05 per share during the same quarter of 2007.  Adjusted net income excluding the non-cash change in derivative fair value excludes the unrealized gains or losses on derivative contracts that are based on mark-to-market valuations which are non-cash in nature.  The unrealized gain on derivative contracts for the quarter ended September 30, 2008 is attributable to the hedging activity of the Partnership and does not impact Abraxas Petroleum on a stand-alone basis.  These unrealized gains or losses on derivative contracts are non-cash items and may fluctuate drastically period to period.  During the third quarter of 2008, Abraxas Energy recorded a non-cash change in derivative fair value of $84.1 million.

Cash Distribution from Affiliate
Abraxas Energy Partners, L.P., the master limited partnership formed by Abraxas Petroleum in May 2007, declared a cash distribution of $0.44 per unit for the third quarter of 2008.  The distribution was approximately 1% higher than the Partnership’s distribution for the second quarter of 2008 of $0.4375 per unit.  The distribution will be made on or about November 14, 2008 to unitholders of record at the close of business on November 7, 2008.  Abraxas Petroleum owns approximately 47% of the outstanding units and will receive $2.4 million in cash distributions from its ownership interest in Abraxas Energy for the third quarter of 2008.

Operations
Wyoming:
•
In Brooks Draw, the Lakeside #1H, a horizontal well targeting the Turner sandstone was drilled to a total measured depth of approximately 12,500’, including a 3,800’ lateral.  A liner with eight isolation packers has been set in the lateral section after oil and gas were encountered while drilling and a multi-stage fracture stimulation will be scheduled in the fourth quarter of 2008 after fluid sensitivity study results are received and evaluated.  Abraxas Petroleum owns a 100% working interest in this well.

South Texas:
•
In DeWitt County, the Nordheim #2H, a horizontal development well targeting the Edwards formation was drilled to a total measured depth of approximately 17,100’, including a 3,000’ lateral.  A liner with seven isolation packers has been set in the lateral section after encouraging indications of gas were encountered while drilling and a multi-stage fracture stimulation will be scheduled in the fourth quarter of 2008 pending availability of frac sand and completion of pipeline hookup.  Abraxas Petroleum owns a 75% working interest in this well.

•
In Lavaca County, the Henson #2H, a horizontal Edwards well, was recently re-completed with a multi-stage fracture stimulation and is currently recovering frac fluid.  Abraxas Energy owns a 75% working interest in this well.

•
In Bee County, the Muckleroy #1, a re-entry well was successfully cleaned out to 9,500’, completed in the Wilcox sand, and is currently producing nominal amounts of gas. Abraxas Petroleum owns a 100% working interest in this well.

West Texas:
•
In Midland County, the Beulah Coleman #13, a development well targeting the Devonian and Spraberry formations was fracture stimulated in the Devonian and is currently making commercial quantities of oil and gas.  Abraxas Petroleum owns a 100% working interest in this well.

•
In Scurry County, three wells of the four-well program on our Huddleston lease have been drilled to total depths of approximately 3,500’, completed in the Clearfork / Glorietta formations and each well is currently producing 10 – 25 barrels of oil per day while recovering frac fluid.  The fourth well is expected to reach total depth this week.  Abraxas Petroleum owns a 100% working interest in each of these wells.

•	In Coke County, a three-well program in our Millican Reef Unit targeting the Strawn formation commenced drilling last week. Abraxas Petroleum owns a 92% working interest in each of these wells.

Drilling and re-completion activity continues on numerous non-operated wells on the properties acquired from St. Mary Land & Exploration Company in January 2008.  These properties are principally located in the Rockies and Mid-Continent regions of the U.S.  On average, Abraxas Energy owns a relatively small working interest in these wells.

“Although our third quarter production was negatively impacted by shut-ins associated with Hurricane Gustav and Ike, we were very active from an operational stand-point and the impact from those projects will be partially reflected in the fourth quarter with the full impact coming in the first quarter of 2009, as we experienced unexpected delays in certain services, such as frac sand, which delayed completions on several key wells drilled during the third quarter.  We look forward to sharing the results of these projects as they are known together with the issuance of guidance after the more impactful wells have been brought on-line. While we cannot ignore what has occurred in the markets over the past few months, including a staggering decline in commodity prices and unprecedented turmoil in the equity and credit markets, these events have caused us to re-evaluate our future capital spending and we have chosen to be conservative and reduce our capital spending.  For 2009, we are in the process of prioritizing our inventory of projects and formulating a budget based on our assumptions about future commodity prices and service costs.  We remain committed to our long-term business strategy and are very pleased to have a large inventory of projects to choose from.  As promised, we continue to provide a transparent presentation of our financial and operating results detailing the results of the consolidated entity as well as on a stand-alone basis for both Abraxas Petroleum and Abraxas Energy – please read “Basis of Presentation” for a detailed explanation,” commented Bob Watson, Abraxas’ President and CEO.

Conference Call
Abraxas invites you to participate in a conference call on Wednesday, November 12, 2008, at 3:00 p.m. CT (4:00 p.m. ET) to discuss the contents of this release and respond to questions.  Please dial 1.888.679.8018, passcode 63089596, 10 minutes before the scheduled start time, if you would like to participate in the call.  The conference call will also be webcast live on the Internet and can be accessed directly on the Company’s website at www.abraxaspetroleum.com under Investor Relations.  In addition to the audio webcast replay, a podcast and transcript of the conference call will be posted on the Investor Relations section of the Company’s website approximately 24 hours after the conclusion of the call, and will be accessible for at least 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations principally in Texas and Wyoming.  Abraxas Petroleum Corporation also owns a 47% interest in an upstream master limited partnership, Abraxas Energy Partners, L.P., which entitles Abraxas Petroleum Corporation to receive its proportionate share of cash distributions made by Abraxas Energy Partners, L.P.

Safe Harbor for forward-looking statements:  Statements in this release looking forward in time involve known and unknown risks and uncertainties, which may cause Abraxas’ actual results in future periods to be materially different from any future performance suggested in this release.  Such factors may include, but may not be necessarily limited to, changes in the prices received by Abraxas for natural gas and crude oil.  In addition, Abraxas’ future natural gas and crude oil production is highly dependent upon Abraxas’ level of success in acquiring or finding additional reserves.  Further, Abraxas operates in an industry sector where the value of securities is highly volatile and may be influenced by economic and other factors beyond Abraxas’ control.  In the context of forward-looking information provided for in this release, reference is made to the discussion of risk factors detailed in Abraxas’ filings with the Securities and Exchange Commission during the past 12 months.

FOR MORE INFORMATION CONTACT:
Barbara M. Stuckey/Vice President - Corporate Development
Telephone 210.490.4788
bstuckey@abraxaspetroleum.com
www.abraxaspetroleum.com

ABRAXAS PETROLEUM CORPORATION
BASIS OF PRESENTATION

For financial reporting purposes, accounting principles generally accepted in the United States of America (GAAP) require Abraxas Petroleum to consolidate (and incorporate) the financial results of Abraxas Energy and its subsidiaries into Abraxas Petroleum’s financial results because Abraxas Petroleum owns a significant percentage of the Partnership and controls its general partner.  While this presentation may be proper under GAAP, it can be confusing to the investment community.  As a result, all operating and financial results are presented herein on a consolidated basis and on a stand-alone basis for the current period.  The stand-alone results include AXAS without AXLP, which reflect operating and financial results of Abraxas Petroleum and its subsidiaries on a stand-alone basis and AXLP, which reflect operating and financial results of Abraxas Energy and its subsidiaries on a stand-alone basis.  The consolidating entries column reflects adjustments to the stand-alone presentations in the consolidation treatment under GAAP.

Abraxas Energy has approximately 85% of its projected oil and gas production from its net proved developed producing reserves hedged with NYMEX-based fixed priced swaps through December 2011 at volume weighted average prices of $84.54 per barrel of oil and $8.32 per Mcf of gas.  As commodity prices fluctuate, these derivative contracts are valued against current market prices at the end of each reporting period in accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, and require Abraxas Energy to either record an unrealized gain or loss based on the calculated value difference from the previous period end valuation.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

FINANCIAL HIGHLIGHTS
(UNAUDITED)

(In thousands except per share data):	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Financial Results:
Revenues	$29,246	$11,404	$85,839	$36,238
EBITDA (a)	20,131	7,463	61,174	23,860
Cash flow (a)	17,583	6,960	53,877	16,544
Net income	70,755	2,998	4,076	59,495
Net income per share – basic	$1.44	$0.06	$0.08	$1.31
Adjusted net income, excluding non-cash change in derivative fair value and gain associated with minority interest	2,812	2,672	11,854	58,312
Adjusted net income, excluding non-cash change in derivative fair value and gain associated with minority interest, per share – basic	$.06	$0.05	$0.24	$1.28
Weighted average shares outstanding – basic	49,043	48,814	48,955	45,524

Production:
Crude oil per day (Bopd)	1,519	522	1,472	540
Natural gas per day (Mcfpd)	18,077	15,317	17,756	15,876
Crude oil equivalent per day (Boepd)	4,532	3,075	4,432	3,186
Crude oil equivalent (MBoe)	417.0	282.9	1,214.2	869.7

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$84.02	$67.98	$86.43	$61.05
Natural gas ($ per Mcf)	6.69	6.58	7.49	6.37
Crude oil equivalent ($ per Boe)	54.84	44.30	58.73	42.08

Expenses:
Lease operating ($ per Boe)	$11.60	$6.97	$10.36	$6.66
Production taxes (% of oil and gas revenue)	9.2%	7.5%	8.6%	8.6%
General and administrative, excluding stock-based compensation ($ per Boe)	3.28	3.37	3.41	3.44
Cash interest ($ per Boe)	6.11	1.78	6.01	8.41
Depreciation, depletion and amortization ($ per Boe)	13.92	12.77	13.92	12.50

(a)	See reconciliation of non-GAAP financial measures below.

BALANCE SHEET DATA

(In thousands)	September 30, 2008		December 31, 2007

Cash	$6,073		$18,936
Working capital	1,728	(a)	11,348
Property and equipment – net	272,938		117,027
Total assets	300,152		147,119

Long-term debt	130,545		45,900
Stockholders’ equity	61,026		55,847
Common shares outstanding	49,258		49,021

(a)
Excludes current maturities of long-term debt, including $40.0 million of debt outstanding under the Partnership’s Subordinated Credit Facility due January 31, 2009, and current derivative assets and liabilities.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

FINANCIAL HIGHLIGHTS
(UNAUDITED)

(In thousands except per share data):	Three Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated
Financial Results:
Revenues	$4,913	$24,333	$—		$29,246
EBITDA(a)	2,714	17,417	—		20,131
Cash flow(a)	2,652	14,931	—		17,583
Net income (loss)	1,518	86,859	(17,622	) (b)	70,755
Net income per share – basic					1.44
Adjusted net income (loss), excluding non-cash change in derivative fair value and gain associated with minority interest	1,518	2,745	(1,451	) (c)	2,812
Adjusted net income, excluding non-cash change in derivative fair value and gain associated with minority interest, per share – basic					$0.06
Weighted average shares outstanding – basic					49,043

Production:
Crude oil per day (Bopd)	255	1,264	—		1,519
Natural gas per day (Mcfpd)	2,417	15,660	—		18,077
Crude oil equivalent per day (Boepd)	658	3,874	—		4,532
Crude oil equivalent (MBoe)	60.6	356.4	—		417.0

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$111.82	$78.40	$—		$84.02
Natural gas ($ per Mcf)	8.76	6.37	—		6.69
Crude oil equivalent ($ per Boe)	75.57	51.31	—		54.84

Expenses:
Lease operating ($ per Boe)	$15.44	$10.95	$—		$11.60
Production taxes (% of oil and gas revenue)	7.6%	9.6%	—		9.2%
General and administrative, excluding stock-based compensation ($ per Boe)	11.20	1.93	—		3.28
Cash interest ($ per Boe)	1.02	6.98	—		6.11
Depreciation, depletion and amortization ($ per Boe)	14.08	13.90	—		13.92

(a)	See reconciliation of non-GAAP financial measures below.
(b)
Minority interest (53% of the Partnership’s net income for the period) and the gains attributable to the minority interest loss that exceeded the minority interest equity capital in the Partnership in Q2 2008.

(c)	Minority interest (53% of the Partnership’s net income for the period excluding the non-cash change in derivative fair value).
Note:  The financial results presented above of AXAS without AXLP for the three months ended September 30, 2008 do not include cash distributions received from the Partnership in the amount of $2.4 million attributable to the third quarter of 2008.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

FINANCIAL HIGHLIGHTS
(UNAUDITED)

(In thousands except per share data):
	Nine Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated
Financial Results:
Revenues	$14,246	$71,593	$—		$85,839
EBITDA(a)	8,319	52,855	—		61,174
Cash flow(a)	8,337	45,540	—		53,877
Net income (loss)	4,931	(1,811)	956	(b)	4,076
Net income per share – basic					$0.08
Adjusted net income (loss), excluding non-cash change in derivative fair value	4,931	14,667	(7,744	) (c)	11,854
Adjusted net income, excluding non-cash change in derivative fair value, per share – basic					$0.24
Weighted average shares outstanding – basic					48,955

Production:
Crude oil per day (Bopd)	252	1,220	—		1,472
Natural gas per day (Mcfpd)	2,342	15,414	—		17,756
Crude oil equivalent per day (Boepd)	643	3,789	—		4,432
Crude oil equivalent (Mboe)	176.1	1,038.1	—		1,214.2

Realized Prices, net of realized hedging activity:
Crude oil ($ per Bbl)	$108.38	$81.89	$—		$86.43
Natural gas ($ per Mcf)	8.99	7.26	—		7.49
Crude oil equivalent ($ per Boe)	75.33	55.91	—		58.73

Expenses:
Lease operating ($ per Boe)	$11.71	$10.13	$—		$10.36
Production taxes (% of oil and gas revenue)	6.3%	9.0%	—		8.6%
General and administrative, excluding stock-based compensation ($ per Boe)	13.55	1.69	—		3.41
Cash interest (income) ($ per Boe)	(0.10)	7.05	—		6.01
Depreciation, depletion and amortization ($ per Boe)	13.45	14.00	—		13.92

(a)	See reconciliation of non-GAAP financial measures below.
(b)	Minority interest (53% of the Partnership’s net loss for the period).
(c)	Minority interest (53% of the Partnership’s net income for the period excluding the non-cash change in derivative fair value).
Note:  The financial results presented above of AXAS without AXLP for the nine months ended September 30, 2008 do not include cash distributions received from the Partnership in the amount of $6.8 million attributable to the first, second and third quarters of 2008.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

BALANCE SHEET DATA
(UNAUDITED)

(In thousands)	September 30, 2008
	AXAS without AXLP	AXLP		Consolidating Entries		Consolidated

Cash	$5,056	$1,017	$	$—		$6,073
Working capital (a)	(7,643)	9,371		—		1,728
Property and equipment – net	54,900	218,038		—		272,938
Total assets	100,709	233,477		(34,034	) (b)	300,152

Long-term debt	4,945	125,600		—		130,545
Stockholders’ equity (deficit)	63,528	33,757		(36,259	) (b)	61,026
Common shares outstanding						49,258

(a)
Excludes current maturities of long-term debt, including $40.0 million of debt outstanding under the Partnership’s Subordinated Credit Facility due January 31, 2009, and current derivative assets and liabilities.

(b)	Includes the minority interest share of basis in the Partnership.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATED

STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Revenues:
Oil and gas production revenues	$28,910	$10,959	$84,856	$35,151
Rig revenues	333	443	968	1,082
Other	3	2	15	5
	29,246	11,404	85,839	36,238
Operating costs and expenses:
Lease operating	4,837	1,971	12,580	5,792
Production taxes	2,670	819	7,299	3,023
Depreciation, depletion, and amortization	5,806	3,611	16,904	10,867
Rig operations	241	199	644	572
General and administrative (including stock-based compensation of $400, $204 , $1,297 and $748)	1,767	1,156	5,439	3,739
	15,321	7,756	42,866	23,993
Operating income	13,925	3,648	42,973	12,245

Other (income) expense:
Interest income	(47)	(167)	(174)	(234)
Interest expense	3,033	699	8,171	7,634
Amortization of deferred financing fees	281	62	748	609
Loss (gain) on derivative contracts (unrealized of $(84,114), $(690), $16,478 and $(2,506))	(78,069)	(2,263)	30,024	(3,953)
Loss on debt extinguishment	—	—	—	6,455
Gain on sale of assets	—	—	—	(59,335)
Other	350	—	1,084	—
	(74,452)	(1,669)	39,853	(48,824)
Income before income tax and minority interest	88,377	5,317	3,120	61,069
Income tax expense	—	—	—	715
Income before minority interest	88,377	5,317	3,120	60,354
Minority interest (a)	(17,622)	(2,319)	956	(859)
Net income	$70,755	$2,998	$4,076	$59,495

Net income per common share - basic	$1.44	$0.06	$0.08	$1.31
Net income per common share - diluted	$1.43	$0.06	$0.08	$1.30

Weighted average shares outstanding:
Basic	49,043	48,814	48,955	45,524
Diluted	49,398	48,941	49,424	45,870

(a)
Includes the minority interest share (53%) of the net income (loss) of the Partnership and includes any gains attributable to the minority interest loss that exceeded the minority interest equity capital in the Partnership in Q2 2008.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands except per share data)	Three Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated
Revenues:
Oil and gas production revenues	$4,577	$24,333	$—	$28,910
Rig revenues	333	—	—	333
Other	3	—	—	3
	4,913	24,333	—	29,246
Operating costs and expenses:
Lease operating	935	3,902	—	4,837
Production taxes	345	2,325	—	2,670
Depreciation, depletion, and amortization	853	4,953	—	5,806
Rig operations	241	—	—	241
General and administrative (including stock-based compensation of $250 and $150)	928	839	—	1,767
	3,302	12,019	—	15,321
Operating income	1,611	12,314	—	13,925

Other (income) expense:
Interest income	(45)	(2)	—	(47)
Interest expense	119	2,914	—	3,033
Amortization of deferred financing fees	10	271	—	281
Loss (gain) on derivative contracts (unrealized of $0 and $(84,114))	—	(78,069)	—	(78,069)
Other	9	341	—	350
	93	(74,545)	—	(74,452)
Income before minority interest	1,518	86,859	—	88,377
Minority interest (a)	—	—	(17,622)	(17,622)
Net income (loss)	$1,518	$86,859	$(17,622)	$70,755

Net income per common share – basic				$1.44
Net income per common share – diluted				$1.43

Weighted average shares outstanding
Basic				49,043
Diluted				49,398

(a)
Includes the minority interest share (53%) of the net income of the Partnership and includes any gains attributable to the minority interest loss that exceeded the minority interest equity capital in the Partnership in Q2 2008.

Note:  The financial results presented above of AXAS without AXLP for the three months ended September 30, 2008 do not include cash distributions received from the Partnership in the amount of $2.4 million attributable to the third quarter of 2008.

ABRAXAS PETROLEUM CORPORATION
CONSOLIDATING

STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands except per share data)	Nine Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries	Consolidated
Revenues:
Oil and gas production revenues	$12,263	$71,593	$—	$84,856
Rig revenues	968	—	—	333
Other	15	—	—	3
	14,246	71,593	—	85,839
Operating costs and expenses:
Lease operating	2,062	10,518	—	12,580
Production taxes	835	6,464	—	7,299
Depreciation, depletion, and amortization	2,368	14,536	—	16,904
Rig operations	644	—	—	644
General and administrative (including stock-based compensation of $924 and $373)	3,310	2,129	—	5,439
	9,219	33,647	—	43,866
Operating income	5,027	37,946	—	42,973

Other (income) expense:
Interest income	(156)	(18)	—	(174)
Interest expense	190	7,971	—	8,181
Amortization of deferred financing fees	30	718	—	748
Loss (gain) on derivative contracts (unrealized of $0 and $(16,478))	—	30,024	—	30,024
Other	32	1,052	—	1,084
	96	39,757	—	39,853
Income before minority interest	4,931	(1,811)	—	3,120
Minority interest (a)	—	—	956	956
Net income (loss)	$4,931	$(1,811)	$956	$4,076

Net income per common share – basic				$0.08
Net income per common share – diluted				$0.08

Weighted average shares outstanding
Basic				49,955
Diluted				49,424

(a)	Includes the minority interest share (53%) of the net loss of the Partnership.

Note:  The financial results presented above of AXAS without AXLP for the nine months ended September 30, 2008 do not include cash distributions received from the Partnership in the amount of $6.8 million attributable to the first, second and third quarters of 2008.

ABRAXAS PETROLEUM CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

To fully assess Abraxas’ operating results, management believes that, although not prescribed under generally accepted accounting principles ("GAAP"), discretionary cash flow and EBITDA are appropriate measures of Abraxas' ability to satisfy capital expenditure obligations and working capital requirements.  Cash flow and EBITDA are non-GAAP financial measures as defined under SEC rules. Abraxas' cash flow and EBITDA should not be considered in isolation or as a substitute for other financial measurements prepared in accordance with GAAP or as a measure of the Company's profitability or liquidity.  As cash flow and EBITDA exclude some, but not all items that affect net income and may vary among companies, the cash flow and EBITDA presented below may not be comparable to similarly titled measures of other companies.  Management believes that operating income calculated in accordance with GAAP is the most directly comparable measure to cash flow and EBITDA; therefore, operating income is utilized as the starting point for these reconciliations.

Cash flow is defined as operating income (loss) plus depletion, depreciation and amortization expenses, non-cash expenses and cash portion of other income (expense) and cash interest. The following table provides a reconciliation of cash flow to operating income for the periods presented.

	CONSOLIDATED
(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Operating income	$13,925	$3,648	$42,973	$12,245
Depreciation, depletion and amortization	5,806	3,611	16,904	10,867
Stock-based compensation	400	204	1,297	748
Cash interest	(2,548)	(503)	(7,297)	(7,316)
Cash flow	$17,583	$6,960	$53,877	$16,544

	CONSOLIDATING
(In thousands)	Three Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidated

Operating income	$1,611	$12,314	$13,925
Depreciation, depletion, and amortization	853	4,953	5,806
Stock-based compensation	250	150	400
Cash interest	(62)	(2,486)	(2,548)
Cash flow	$2,652	$14,931	$17,583

(In thousands)	Nine Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidated

Operating income	$5,027	$37,946	$42,973
Depreciation, depletion, and amortization	2,368	14,536	16,904
Stock-based compensation	924	373	1,297
Cash interest	18	(7,315)	(7,297)
Cash flow	$8,337	$45,540	$53,877

EBITDA is defined as net income (loss) plus interest expense, depletion, depreciation and amortization expenses, deferred income taxes and other non-cash items. The following table provides a reconciliation of EBITDA to operating income for the periods presented – see consolidated statements of operations for a reconciliation of net income (loss) to operating income.

	CONSOLIDATED
(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Operating income	$13,925	$3,648	$42,973	$12,245
Depreciation, depletion and amortization	5,806	3,611	16,904	10,867
Stock-based compensation	400	204	1,297	748
EBITDA	$20,131	$7,463	$61,174	$23,860

	CONSOLIDATING
(In thousands)	Three Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidated

Operating income	$1,611	$12,314	$13,925
Depreciation, depletion, and amortization	853	4,953	5,806
Stock-based compensation	250	150	400
EBITDA	$2,714	$17,417	$20,131

(In thousands)	Nine Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidated

Operating income	$5,027	$37,946	$42,973
Depreciation, depletion, and amortization	2,368	14,536	16,904
Stock-based compensation	924	373	1,297
EBITDA	$8,319	$52,855	$61,174

This release also includes a discussion of “adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest”, which is a non-GAAP financial measure as defined under SEC rules.  The following table provides a reconciliation of adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest, to net income (loss) for the periods presented.  Management believes that net income (loss) calculated in accordance with GAAP is the most directly comparable measure to adjusted net income (loss), excluding non-cash change in derivative fair value and loss associated with minority interest.

	CONSOLIDATED
(In thousands)	Three Months Ended September 30,			Nine Months Ended September 30,
	2008		2007	2008		2007

Net income	$70,755		$2,998	$4,076		$59,495
Gain associated with minority interest	(28,241	) (a)	—	—		—
Loss (gain) on unrealized derivative contracts	(39,702	) (b)	(326)	7,778	(b)	(1,183)
Adjusted net income, excluding non-cash change in derivative fair value and gain associated with minority interest	$2,812		$2,672	$11,854		$58,312
Net income per share – basic	1.44		0.06	0.08		1.31
Adjusted net income, excluding non-cash change in derivative fair value and gain associated with minority interest, per share – basic	$0.06		$0.05	$0.24		$1.28

(a)	Gain attributable to the minority interest loss in Q2 2008 that exceeded the minority interest equity capital in the Partnership.
(b)	Abraxas’ share (47%) of the Partnership’s unrealized loss (gain) on derivative contracts for the period.

	CONSOLIDATING
(In thousands)	Three Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated

Net income (loss)	$1,518	$86,859	$(17,622	) (a)	$70,755
Gain associated with minority interest	—	—	(28,241	) (b)	(28,241)
Loss (gain) on unrealized derivative contracts	—	(84,114)	44,412	(c)	(39,702)
Adjusted net income (loss), excluding non-cash change in derivative fair value and gain associated with minority interest	$1,518	$2,745	$(1,451)		$2,812
Net income per share – basic					$1.44
Adjusted net income, excluding non-cash change in derivative fair value and gain associated with minority interest, per share – basic					$0.06

(In thousands)	Nine Months Ended September 30, 2008
	AXAS without AXLP	AXLP	Consolidating Entries		Consolidated

Net income (loss)	$4,931	$(1,811)	$956	(a)	$4,076
Loss (gain) on unrealized derivative contracts	—	16,478	(8,700	) (c)	7,778
Adjusted net income (loss), excluding non-cash change in derivative fair value	$4,931	$14,667	$(7,744)		$11,854
Net income per share – basic					$0.08
Adjusted net income, excluding non-cash change in derivative fair value, per share – basic					$0.24

(a)	Minority interest (53% of the Partnership’s net income (loss) for the period).
(b)	Gain attributable to the minority interest loss in Q2 2008 that exceeded the minority interest equity capital in the Partnership.
(c)	Minority interest share (53%) of the Partnership’s unrealized loss (gain) on derivative contracts for the period.